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                                                                    EXHIBIT 21.1

                               VERTEL CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                      Other Name(s)
                                         Jurisdiction                Under Which the
                                              of                     Subsidiary Does
Name of Subsidiary                      Incorporation                    Business
------------------                      -------------                ---------------
Vertel Corporation I.............  California               Telaware, Telegenics, Vertel
                                                             Corporation
Vertel Pacific...................  California               Vertel Asia Pacific, Vertel
                                                             Korea, Vertel Japan
Vertel B.V. .....................  Netherlands              Retix Ireland, Vertel Ireland,
                                                             Vertel France, Vertel Germany,
                                                             Vertel U.K. Retix B.V.
Retix Australia, Pty, Ltd. ......  Australia                None
Vertel U.K. Ltd. ................  United Kingdom           Retix Property Company, Ltd.
Retix Canada Inc. ...............  Canada                   None
Vertel GmbH......................  Germany                  Retix (Deutschland) GmbH
Recodif Retix France (TM)........  France                   None
Retix Italia SARL................  Italy                    None
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